    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1998.

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

 [X]  No Fee required.

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

On March 10, 1998, the Company sent to the holders of the Company's Common Stock, in accordance with the terms of the New Rights Agreement adopted by the Company's Board of Directors on February 19, 1998, the following letter containing a summary of the New Rights Agreement.

              (AMERICAN BANKERS INSURANCE GROUP, INC. LETTERHEAD)

                                 March 10, 1998

To Our Common Stock Holders:

     On February 19, 1998, the Board of Directors of American Bankers Insurance Group, Inc. (the "Company") adopted a new shareholders' rights agreement. The Company's existing shareholders' rights agreement will expire on March 10, 1998. The new shareholders' rights agreement is substantially identical to the existing shareholders' rights agreement, except the exercise price has been set at $75 and the expiration date is March 10, 2003.

     One right (a "Right") for each outstanding share of the Company's common stock, par value $1.00 per share ("Common Stock") will be distributed to shareholders of record at the close of business on March 10, 1998. The Rights initially will be part of and will trade with the Common Stock. No action is necessary on your part at this time.

     We have enclosed a summary description of the Rights Agreement, dated as of February 19, 1998, between American Bankers Insurance Group, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

     We thank you for your continued support.

                                          Sincerely,

                                          /s/ Gerald N. Gaston
                                          Gerald N. Gaston
                                          President and Chief Executive Officer

                                   SUMMARY OF
                RIGHTS AGREEMENT, DATED AS OF FEBRUARY 19, 1998,
                                    BETWEEN
                     AMERICAN BANKERS INSURANCE GROUP, INC.
                                      AND
           CHASEMELLON SHAREHOLDER SERVICES, L.L.C., AS RIGHTS AGENT

     On February 19, 1998, the Company declared a dividend distribution of one Right (a "Right") for each outstanding share of the Company's Common Stock to shareholders of record at the close of business on March 10, 1998 (the "Record Date"). Except as described below, each Right, when exercisable, entitles the registered holder thereof to purchase from the Company 1/100th of a share (a "Unit") of Series C Participating Preferred Stock, no par value (the "Preferred Stock"), at a Purchase Price of $75.00 per Unit, subject to adjustment. The terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

     Initially, each Right will be a part of and trade with each share of Common Stock outstanding. The Rights will separate from the Common Stock and a Distribution Date will occur on the day (or such later date as may be determined by action of the Board of Directors, upon approval by a majority of the Continuing Directors (as such term is defined below)) which is the earlier of
(i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates (and no separate Rights certificate will be issued) and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     Notwithstanding the foregoing, no Distribution Date will occur until such date as may be determined by action of the Board of Directors, upon approval by a majority of the Continuing Directors, as a result of the Cendant Offer (as such term is defined in the Rights Agreement). In addition, the Rights Agreement provides that the date of execution, delivery or consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of December 21, 1997, as amended and restated as of January 7, 1998, and as amended by Amendment No. 1 thereto dated as of January 28, 1998, among the Company, American International Group, Inc. ("AIG") and AIGF, Inc., a wholly-owned subsidiary of AIG ("AIGF") (the "Merger Agreement"), the Stock Option Agreement dated as of December 21, 1997, between the Company and AIG (the "Stock Option Agreement") and the Voting Agreement dated as of December 21, 1997, among AIG and certain stockholders of the Company (the "Voting Agreement") shall not be deemed to be a Distribution Date for any purpose of the Rights Agreement solely by reason of such execution, delivery or consummation; provided, however, that any other acquisition of Beneficial Ownership (as such term is defined in the Rights Agreement) of Common Stock by AIG, AIGF or any of their Affiliates (as such term is defined in the Rights Agreement) otherwise than pursuant to the Merger Agreement, the Stock Option Agreement or the Voting Agreement shall give rise to a Distribution Date. The Rights Agreement also provides that neither AIG, AIGF nor any of their Affiliates will be deemed to be an Acquiring Person for any purpose of the Rights Agreement solely by reason of the execution, delivery or consummation of the transactions contemplated by the Merger Agreement, the Stock Option Agreement or the Voting Agreement; provided, however, that AIG, AIGF or any of their Affiliates shall be deemed to be an Acquiring Person if any of them acquire Beneficial Ownership of any shares of Common Stock other than pursuant to the Merger Agreement, the Stock Option Agreement or the Voting Agreement.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as set forth in the Rights Agreement and except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 10, 2003, unless earlier redeemed or exchanged by the Company as described below.

     If (i) the Company is the surviving corporation in a merger with an Acquiring Person and the Company's Common Stock remains outstanding and unchanged, (ii) an Acquiring Person is or becomes the beneficial owner of 15% or more of the then outstanding shares of the Company's Common Stock, (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) there is any recapitalization, reclassification or similar transaction involving the Company, which has the effect of increasing by more than 1% an Acquiring Person's proportionate share of the beneficial ownership of the outstanding shares of any class of equity securities or securities exercisable for or convertible into equity securities of the Company or its subsidiaries, then each holder of a Right will thereafter have the right to receive, upon exercise of the Right, Common Stock or, in certain circumstances, cash, property or other securities of the Company having a value equal to two times the Purchase Price of the Right; PROVIDED, HOWEVER, that the Rights to purchase Common Stock (or cash, property or other securities of the Company) are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below or until certain other events occur as set forth in the Rights Agreement. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

     If at any time on or after the Distribution Date (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (or is the surviving corporation but the Company's Common Stock is changed or exchanged), or (ii) more than 50% of the Company's assets or earning power is sold or transferred, then each holder of a Right (except Rights which previously have been voided as set forth in the preceding paragraph) shall thereafter have the right to receive, upon exercise of the Right, Common Stock of the acquiring entity having a value equal to two times the Purchase Price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events." If any acquiring entity does not have Registered Common Stock (as such term is defined in the Rights Agreement), each Right will entitle its holder to purchase, for the Purchase Price, at such holder's option, (i) the number of shares of such entity (or, at such holder's option, of the surviving corporation in such acquisition, which could be the Company) which, at the time of the transaction, would have a book value of two times the Purchase Price of the Right or (ii) if such entity has an affiliate that has Registered Common Stock, the number of shares of such affiliate which, at the time of the transaction, would have a market value of two times the Purchase Price of the Right.

     The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     At any time after the acquisition by a Person or group of affiliated or associated Persons of beneficial ownership of 15% or more of the outstanding Common Stock and prior to the acquisition by such Person or group of 50% of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than the Rights owned by such Person or group that have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or of a share of a class of series or the Company's preferred stock having equivalent rights, preferences and privileges) per Right (subject to adjustment).

     At any time until 10 days following the Distribution Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable in cash or stock. The redemption period may be extended by the Company at any time prior to the expiration of such period. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other persons who are Acquiring Persons. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. The decision to redeem or to extend the redemption period shall require the vote of a majority of the Disinterested Directors, with the concurrence of a majority of the Continuing Directors voting separately.

     The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board immediately prior to the time that any person became an Acquiring Person, and any member of the Board subsequent to the time that any Person shall become an Acquiring Person if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or any representative of such Acquiring Person.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. On and after the Distribution Date, the provisions of the Rights Agreement may be amended by a majority of the Disinterested Directors, with the concurrence of a majority of the Continuing Directors voting separately, in order to cure any ambiguity, to make changes in any manner which the Disinterested Directors and Continuing Directors may deem necessary or desirable and which does not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, HOWEVER, that no amendment to adjust the time period governing redemption shall be made at any time that the Rights are not redeemable.

     The Rights Agreement provides that the Company may not consolidate or merge with, or sell 50% or more of the Company's assets or earning power to, any person that has securities or is bound by agreements which would substantially diminish the benefits of the Rights.

     The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

     A copy of the Rights Agreement (and the exhibits thereto) has been filed by the Company with the Securities and Exchange Commission as part of Amendment No. 3 to Schedule 14D-9, dated February 20, 1998.